UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 19, 2024, Intellia Therapeutics, Inc. (the “Company” or “Intellia”) notified Regeneron Pharmaceuticals, Inc. (“Regeneron”) that the Company is opting out of its Factor IX Co-Development and Co-Funding Agreement (the “Co-Co Agreement”), which the Company and Regeneron entered into in May 2020. The Co-Co Agreement will terminate 180 days after Intellia provided written notice to Regeneron, and the Company will continue to have obligations under the Co-Co Agreement related to the co-development of gene editing products directed to factor IX until the effective date of termination. Upon termination, the Company will no longer be obligated for sharing 35% of the development costs, or be entitled to receive 35% of the profits, for gene editing products directed to factor IX under the Co-Co Agreement. In addition, after termination of the Co-Co Agreement Intellia would continue to support Regeneron with the development of gene editing products directed to factor IX, as applicable, under the License and Collaboration Agreement between the Company and Regeneron, dated April 11, 2016, as amended (the “LCA”), and the LCA will control the parties’ obligations to develop and commercialize gene editing products directed to factor IX, including any milestone payments and royalties that would be owed to the Company if Regeneron develops and commercializes such products and the intellectual property licenses and other rights related to such products. Under the LCA, Intellia may be eligible to receive up to $320.0 million in milestone payments and royalties in the high-single digits to low teens, which royalties are potentially subject to various reductions, offsets and upstream payment obligations. The termination of the Co-Co Agreement does not affect any other target or programs that are the subject of the Company’s collaboration with Regeneron under the LCA or any other co-development and co-funding agreement with Regeneron.

The foregoing summary is qualified in its entirety by reference to the form of Co-Development and Co-Promotion Agreement which the Company filed as Exhibit 10.16 to its Annual Report on Form 10-K for the year ending December 31, 2023.

Forward Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s beliefs and expectations regarding: the termination of the Co-Co Agreement and the development of gene editing products directed to factor IX under the LCA, including the Company’s obligations under the LCA, Regeneron’s continued development of such products, and potential milestone payments and royalties related to such products. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the Company’s ability to protect and maintain its intellectual property position; risks related to the Company’s relationship with third parties, including Regeneron; and risks related to the Company’s or its collaborators’ ability to develop and commercialize product candidates successfully, including gene editing products directed to factor IX. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of this report, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: March 22, 2024	By:	/s/ John M. Leonard
Name: John M. Leonard
Title: Chief Executive Officer and President